UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 9, 2016

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2016, the Board of Directors of Roper Technologies, Inc. (the “Company”) approved an amendment to the Company’s amended and restated by-laws (the “By-Laws”) to implement proxy access for eligible stockholders.

Article I, Section 1.09 was added to the By-Laws to permit a stockholder, or a group of up to 20 stockholders, that has owned at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials up to the greater of two directors and 20% of the number of the Company's directors then in office, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The By-Laws were also amended to make certain other technical and conforming revisions.

The foregoing description of the amendment to the Company’s By-Laws is qualified in its entirety by reference to the full text of the Company’s By-Laws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

3.2	Amended and Restated By-Laws

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/s/ David B. Liner
	David B. Liner, Vice President, General Counsel and Secretary	Date: March 14, 2016

EXHIBIT INDEX

Exhibit
Number	Description

3.2	Amended and Restated By-Laws